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                                                                    Exhibit 23.1


                    [LETTERHEAD OF PENDER NEWKIRK & COMPANY]

                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form SB-2, and any amendments thereto, to be filed by Hugo International Telecom, Inc. of our Auditors' Opinion dated June 9, 2000 accompanying the financial statements of Hugo International Telecom, Inc. and to the use of our name under the caption "Experts" in the Prospectus.


/s/ PENDER NEWKIRK & COMPANY

Certified Public Accountants
Tampa, Florida
August 11, 2000